Report of Independent
Registered Public
Accounting Firm

To the Board of Trustees
and Shareholders
Green Century Funds:

In planning and performing our
audit of the financial statements
of the Green Century Balanced Fund
and the Green Century Equity Fund
(the Funds), as of and for the
year ended July 31, 2013, in
accordance with the standards
of the Public Company Accounting
Oversight Board (United States),
we considered the Funds internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the
Funds internal control over
financial reporting.  Accordingly,
we express no such opinion.

Management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  A funds
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
A funds internal control over
financial reporting includes
those policies and procedures
that (1) pertain to the
maintenance of records that,
in reasonable detail, accurately
and fairly reflect the
transactions and dispositions
of the assets of the funds,
(2) provide reasonable assurance
that transactions are recorded
as necessary to permit
preparation of financial
statements in accordance with
generally accepted accounting
principles, and that receipts
and expenditures of the funds
are being made only in
accordance with authorizations
of management and directors of
the fund, and (3) provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition,
use, or disposition of the
funds assets that could have
a material effect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to
the risk that controls may
become inadequate because of
changes in conditions, or that
the degree of compliance with
policies or procedures
may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in the
normal course of performing their
assigned functions, to prevent
or detect misstatements on
a timely basis. A material
weakness is a deficiency, or
a combination of deficiencies,
in internal control over
financial reporting, such that
there is a reasonable possibility
that a material misstatement of
the Funds annual or interim
financial statements will not
be prevented or detected
on a timely basis.

Our consideration of Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in the
Funds internal control over
financial reporting and its
operations, including controls
over safeguarding securities
that we consider to be a
material weakness as defined
above as of July 31, 2013.

This report is intended solely
for the information and use of
management and the Board of
Trustees of the Funds and the
Securities and Exchange
Commission and is not intended
to be and should not be used
by anyone other than
these specified parties.

/s/ KPMG LLP

Boston, Massachusetts
September 20, 2013